UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2008
ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure
     Following the publication of Aspen Insurance Holdings Limited’s (the “Company” or “Aspen”) earnings release and financial supplement on October 29, 2008, the impairment charge for the quarter and nine months ended September 30, 2008 increased from the reported $44.5 million to $55.8 million due to the sale of certain bonds in financial institutions after the quarter-end. Where we assess unrealized losses on securities to be temporary at the balance sheet date, we incur no impairment charge, as we maintain the ability and intent to hold these securities until their market values recover to amortized cost.
     Subsequent to September 30, 2008, we sold a portion of our holdings in the bonds of certain financial institutions, receiving $87.5 million in proceeds from the sales. As at September 30, 2008 we recognized impairment charges on these holdings of $11.3 million, based on their value at that date. As the fair value of these bonds appreciated between September 30, 2008, and the dates of their disposal, we will recognize a realized gain of $6.7 million, pre-tax, in the fourth quarter of 2008, in relation to such holdings and in accordance with the current accounting standards. This reflects the reversal of a portion of the $11.3 million impairment charge accounted for at September 30, 2008.
     Attached as Exhibit 99.1 is an updated earnings release supplement for the period ended September 30, 2008, reflecting the above-mentioned adjustments.
     In addition, the information about the Company described in the slides attached to this report as Exhibit 99.2 will be presented by the Chief Executive Officer and Chief Financial Officer of the Company to various investors starting November 11, 2008 and throughout the months of November and December. The Company furnishes the attached presentation which includes general information about the Company, its diversification and its impact on performance, current performance and outlook, 2008 third quarter and nine months results, current market rates and conditions and 2008 Guidance as at the Company’s earnings call on October 30, 2008. The attached slides also update the earnings slide presentation filed with the SEC on October 31, 2008 to reflect the above-mentioned adjustments.
Safe Harbor for Forward-Looking Statements
Some of the statements in Exhibit 99.1 include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” “estimate,” “aim,” “may,” “guidance,” “continue,” and similar statements of a future or forward-looking nature identify forward-looking statements in Exhibit 99.2 for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. See slide 2 of the attached presentation on Exhibit 99.2 for such factors as well as our Annual Report on Form 10-K filed with the SEC.
Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Section 9. Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits
(d)  The following exhibits are furnished under Item 7.01 as part of this report:
99.1	Updated Earnings Release Supplement for the quarter and nine months ended September 30, 2008.

99.2	Slides from presentation by management — November 2008.
      The information furnished under Item 7.01 “Regulation FD Disclosure” shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED
(Registrant)

Dated: November 10, 2008	By: Name:	/s/ Richard Houghton Richard Houghton
	Title:	Chief Financial Officer

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